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Exhibit 3.11

AMENDED & RESTATED

BY-LAWS OF

BTG TECHNOLOGY SYSTEMS, INC.

ARTICLE I—OFFICES

        The Corporation shall maintain a principal office in the Commonwealth of Virginia, county of Fairfax, and may also have an office or offices at such other place or places, either within or without the Commonwealth of Virginia, as may be designated by the Board of Directors.

ARTICLE II—STOCKHOLDERS

Section 1. ANNUAL MEETING

        An Annual Meeting of Stockholders, for the election of Directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within fifteen (15) months subsequent to the last Annual Meeting of Stockholders.

Section 2. SPECIAL MEETING

        At any time in the interval between annual meetings, a special meeting of the stockholders may be called by the President or by the Board of Directors.

Section 3. PLACE OF MEETING

        The Directors may designate any place, either within or without the Commonwealth of Virginia, unless otherwise prescribed by statute, as the place of meeting for any annual or special meeting called by the Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation.

Section 4. NOTICE OF MEETING

        Not less than ten (10) nor more than sixty (60) days before the date of every stockholders' meeting, the Secretary shall give to each stockholder entitled to vote at such meeting, written or printed notice stating the time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, either by mail or by presenting it to the stockholder personally or by leaving it at his or her residence or usual place of business. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his or her address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid; provided that written notice of a meeting shall be delivered, as set forth above, not less than twenty-five (25) days before the date of such meeting if action is to be taken on a plan contemplating the merger or consolidation of the Corporation with another corporation.

Section 5. VOTING

        Each share of common stock will be entitled to one vote.

Section 6. QUORUM

        A.    At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of the votes thereat shall constitute a quorum at a meeting. If less than said number of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice other than by announcement at such meeting. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

        B.    A majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting unless more than a majority of votes is required by statute.

Section 7. PROXIES

        At all meetings of stockholders, a stockholder may vote the shares owned of record by him or her either in person or by proxy executed in writing by the stockholder or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. The Board of Directors, in advance of any annual or special meeting of the stockholders, may prescribe additional regulations concerning the manner of execution and filing of proxies and the validation of the same, which are intended to be voted at any such meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

Section 8. CONDUCT OF MEETINGS

        Meetings of stockholders shall be presided over by the President of the Corporation or, if he or she is not present, by a Vice President, or, if neither of said officers is present, by a chairman to be elected at the meeting. The Secretary of the Corporation, or if he or she is not present, an Assistant Secretary, shall act as secretary of such meetings; in the absence of the Secretary and an Assistant Secretary, the presiding officer may appoint a person to act as secretary of the meeting.

Section 9. ORDER OF BUSINESS

        The order of business at all meetings of the stockholders shall be as follows:

  1.
  Proof of notice of meeting or waiver of notice;
  2.
  Establishment of a quorum;
  3.
  Reading of minutes of the preceding meeting;
  4.
  Election of Directors;
  5.
  Agenda items; and
  6.
  Adjournment.

        Reports of Officers and Committees, if any, may at the discretion of the President be given immediately before or after the formal portion of the meeting. In the alternative, the President may call for such reports and cause the same to be inserted at any point in the foregoing order of business.

Section 10. INFORMAL ACTION BY STOCKHOLDERS

        Unless otherwise provided by law, any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof.

ARTICLE III—BOARD OF DIRECTORS

Section 1. POWERS

        The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all of the powers of the Corporation, except such as are by statute expressly conferred upon or reserved to the stockholders.

Section 2. NUMBER AND TENURE

        The number of Directors of the Corporation shall be such as the Board of Directors may direct from time to time. Each Director shall hold office until the next Annual Meeting of Stockholders, or until his or her successor shall have been elected and qualified. The number of directors may be increased or decreased by the affirmative vote of a majority of the current directors.

Section 3. REGULAR MEETINGS

        The Board of Directors shall meet for the purpose of organization, the election of officers, and the transaction of other business as soon as practicable after each annual election of directors by the stockholders. The Directors may provide, by resolution, the time and place for the holding of regular meetings of the Board without other notice than such resolution.

Section 4. SPECIAL MEETINGS

        Special meetings of the Directors may be called by or at the request of the President or any one (1) Director. The person or persons authorized to call special meetings of the Directors may fix the place for holding any special meeting of the Directors called by them, either within or without the Commonwealth of Virginia.

Section 5. NOTICE

        Notice of any special meeting shall be given at least two (2) days prior thereto by written notice delivered personally, or by overnight delivery service, or mailed to each Director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or a waiver of notice of such meeting.

Section 6. QUORUM

        At any meeting of the Directors, a majority of those elected and currently serving shall constitute a quorum for the transaction of business, but if less than said number is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

Section 7. MANNER OF ACTING

        The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Directors unless the concurrence of a greater proportion is required for such action by statute.

Section 8. VACANCIES

        Any vacancy occurring in the Board of Directors, including one occurring because of an increase in the number of Directors, may be filled by the affirmative vote of a majority of the Directors then in office, although less than a quorum exists; provided, however, that any vacancy existing at the time of an Annual Meeting of Stockholders shall be filled by election at said meeting. A Director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his or her predecessor.

Section 9. REMOVAL OF DIRECTORS

        Any or all of the Directors may be removed for cause by vote of the stockholders or by action of the Board. Directors may be removed without cause only by a vote of the stockholders.

Section 10. INFORMAL ACTION

        Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board.

Section 11. MEETING BY CONFERENCE TELECOMMUNICATIONS EQUIPMENT

        Members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or television or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

Section 12. COMPENSATION

        By resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be paid to the Directors for attendance at meetings of the Board or of committees thereof. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV—OFFICERS

Section 1. NUMBER

        The Officers of the Corporation shall be a President and a Secretary, and may include one or more Vice Presidents, a Treasurer and one or more Assistant Secretaries, each of whom shall be elected by the Directors. Such other Officers as may be deemed necessary may be elected or appointed by the Directors. One person may hold more than one office except that the President may not be the Secretary unless the number of shareholders shall be no more than one.

Section 2. ELECTION AND TERM OF OFFICE

        The Officers of the Corporation shall be elected by the Board of Directors,                         Each Officer shall hold office for such period as the Board of Directors may fix or until his or her successor shall have been duly elected and shall have qualified.

Section 3. REMOVAL

        Any Officer or agent of the Corporation may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4. VACANCIES

        A vacancy in any office may be filled by the Board of Directors for the unexpired portion of the term.

Section 5. PRESIDENT/CHIEF EXECUTIVE OFFICER

        The President shall be elected by the Board of Directors and shall preside at all meetings of the Board at which he or she is present. He or she shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall, in general, supervise and administer all of the business and affairs of the Corporation. In general, the President shall have all powers and shall perform all duties incident to the office of President and such as may from time to time be prescribed by the Board of Directors.

Section 6. VICE PRESIDENT

        In the absence or incapacity of the President, or in the event of a vacancy in the office of President, the Vice President shall have the powers and perform the duties of President. The Vice President shall also have such powers and perform such duties as may from time to time be prescribed by the Board of Directors or by the President.

Section 7. SECRETARY

        The Secretary shall, in general, perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned by the President or by the Directors.

Section 8. TREASURER

        The Treasurer shall have general charge of the financial affairs of the Corporation. He or she shall, in general, have all powers and perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the President or by the Directors.

Section 9. OTHER OFFICERS

        Such other officers as may be elected by the Board of Directors shall have such powers and perform such duties as the Board may from time to time prescribe.

Section 10. SALARIES

        The salaries of the Officers shall be fixed from time to time by the Directors and no Officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Corporation.

ARTICLE V—ISSUE AND TRANSFER OF STOCK

Section 1. ISSUE

        Certificates representing shares of the Corporation shall be in such form as shall be determined by the Directors. Each certificate shall be signed by the President or a Vice President and by the Secretary or the Treasurer and shall be sealed with the corporate seal. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Directors may prescribe.

Section 2. TRANSFER OF SHARES

        Transfer of shares of the Corporation shall be made only on its stock transfer books by the holder of record thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed to be the owner thereof for all purposes.

Section 3. FIXING DATE FOR DETERMINATION OF STOCKHOLDERS' RIGHTS

        The Board of Directors may fix, in advance, a date as the record date for the purpose of determining the stockholders entitled to notice of, or to vote at, any meeting of stockholders, or the stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose. Only stockholders of record on such date shall be entitled to notice of, and to vote at, such meeting or to receive such dividends or rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after such record date fixed as aforesaid.

ARTICLE VI—FISCAL YEAR

        The fiscal year of the Corporation shall begin on the first day of April in each year.

ARTICLE VII—AMENDMENTS

        The By-laws may be altered, amended or repealed, and new By-laws may be adopted, by a majority of the entire Board of Directors, or by the stockholders.

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  Exhibit 3.11